Exhibit 4.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

HTG MOLECULAR DIAGNOSTICS, INC.

WARRANT TO PURCHASE STOCK

No. [—]	December [—], 2014

Void After December [—], 2021

THIS CERTIFIES THAT, for value received, [—] or its successors or assigns (the “Holder”), at any time during the Exercise Period (as defined below), is entitled to subscribe for and purchase at the Exercise Price (as defined below) from HTG Molecular Diagnostics, Inc., a Delaware corporation (the “Company”), up to such number of shares of Warrant Stock (as defined below) as determined herein.

This Warrant is being issued as one of a series of warrants (the “Warrants”) pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated December 30, 2014, by and among the Company and the persons and entities listed on the Schedule of Investors thereto (the “Purchase Agreement”). The Holder and the Company shall be bound by all the terms, conditions and provisions of the Purchase Agreement. Unless otherwise specified, all capitalized terms used but not defined in this Warrant shall have the meanings ascribed thereto in the form of Subordinated Convertible Promissory Note attached as Exhibit B to the Purchase Agreement (the “Convertible Note”). As used in this Warrant, the “Note” means, collectively (if applicable), the one or more Convertible Note(s) issued to Holder pursuant to the Purchase Agreement following the effective date of the Purchase Agreement.

1. DEFINITIONS; NUMBER OF SHARES.

1.1 Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” means the period commencing on the date hereof and ending on the earlier of (i) December [—], 2021 and (ii) provided that the Company has provided the Holder at least ten (10) days prior notice of an impending Company Sale, the closing of a Company Sale (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Restated Certificate”)).

(b) “Exercise Price” means: (i) at any such time as the Warrant Stock is Series E Preferred, $0.2189 per share; (ii) following a Qualified IPO, the IPO Per Share Price; and (iii) following a Private Placement, the Per Share Price. In each case the Exercise Price will be subject to adjustments as provided herein.

(c) “Warrant Coverage Amount” means, initially, $[—]1, which amount is subject to reduction in accordance with Section 2.3(b) or Section 2.4(b) of the Purchase Agreement.

(d) “Warrant Stock” means: (i) prior to a Qualified Financing, shares of Series E Preferred; and (ii) following any Qualified Financing, the same class and series of capital stock of the Company into which the Note converts in connection with such Qualified Financing (or, if the Holder does not then hold a Note, the same class and series of capital stock of the Company into which a Convertible Note would have converted had it been issued and outstanding immediately prior to such Qualified Financing).

1.2 Number of Shares. The number of shares of Warrant Stock for which this Warrant will be exercisable from time to time shall be determined by dividing the then applicable Warrant Coverage Amount by applicable Exercise Price, rounded down to the nearest whole share.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the aggregate Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness for the number of shares of Warrant Stock being purchased; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, the Company shall, within ten (10) business days after the rights represented by this Warrant have been so exercised, at its sole expense, issue and deliver to the Holder (i) a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, and (ii) if this Warrant is exercised in part only, a new warrant (with an original issue date of the date hereof) for the balance of the Warrant Stock not so exercised.

The person in whose name any certificate or certificates for Warrant Stock are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

[1]	Note to Draft: Amount to equal 15% of the aggregate principal amount of Notes that Holder has agreed to purchase at time of execution of Purchase Agreement up to such Holder’s Pro Rata Share + 20% of the aggregate principal amount of Notes the Holder has agreed to purchase in excess of its Pro Rata Share.

Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A-B)
A

Where	X =	the number of shares of Warrant Stock to be issued to the Holder

	Y =	the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Warrant Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2 following a Qualified IPO and the Common Stock of the Company is listed on any established stock exchange or traded on any established market, the fair market value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sale price for such Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of exercise, as reported in a source the Company’s Board of Directors deems reliable.

In connection with any such exercise of this Warrant pursuant to this Section 2, the Company shall provide the Holder such information as is reasonably requested by the Holder to allow it to represent that it is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Warrant Stock. The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive and similar rights, a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant and the issuance of the shares of capital stock issuable upon conversion of such Warrant Stock (if applicable). If at any time during the Exercise Period the number of authorized but unissued shares of Warrant Stock shall not be sufficient to permit exercise of this Warrant or the conversion of the Warrant Stock to Common Stock (if applicable), the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock and/or shares of Common Stock issuable upon conversion of the Warrant Stock (if applicable) to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of the Restated Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring (x) this Warrant, (y) upon any exercise of this Warrant, the Warrant Stock and (z) upon any conversion of the Warrant Stock to Common Stock, any shares of Common Stock that may be issuable upon conversion of the Warrant Stock (collectively, the “Securities”) solely for its account for investment and not with a view to or for sale or distribution of the Securities or any part thereof.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Warrant Stock must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

(c) The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection therewith, such Investor represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.3 Disposition of Securities

(a) The Holder further agrees not to make any disposition of all or any of the Securities in any event unless and until the Holder shall have notified the Company of the proposed disposition and the manner of the proposed disposition and:

(i) If reasonably requested, the Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; provided, however, that no no-action letter shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) If reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of any of such Securities under the Act; provided, however, that no such opinion of counsel shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder.

Upon receiving such notice and reasonably satisfactory opinion or no action letter, if so requested, the Holder of this Warrant or Shares shall be entitled to transfer such securities in accordance with the terms of its notice; provided, further, that if such transfer is intended to be pursuant to the provisions of Rule 144, the Company shall not require an opinion of counsel or no action letter except in unusual circumstances and that no such opinion of counsel or no action letter shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder.

In addition, Holder agrees not to make any disposition of this Warrant, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED

AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Warrant Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares of Warrant Stock available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the class or number of shares of Warrant Stock subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All shares of Warrant Stock (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Warrant Stock by such fraction.

7. Market Stand-Off Agreement. Holder hereby agrees that if requested by the Company and an underwriter of capital stock of the Company, not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or other similar hedging transaction), grant any option to purchase or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any capital stock of the Company held by such Holder (but excluding any shares acquired in or following the Company’s initial public offering) during the one hundred and eighty (180) day period following the effective date of the registration statement for a Qualified IPO and to enter into a written agreement with such underwriter to that effect, provided that (a) all executive officers and directors of the Company and all holders of five percent (5%) or greater of the outstanding capital stock of the Company enter into similar agreements, and (b) the Company use its reasonable efforts to cause the managing underwriter to agree to permit periodic early releases of the capital stock held by stockholders that are subject to the foregoing restrictions and, in the event that the managing underwriter permits such early releases, the capital stock held by all stockholders is released on a pro rata basis. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said period. Holder agrees to sign such agreements or documents reasonably requested by the Company and/or the managing underwriters relating to and consistent with the provisions of this Section 7.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth in this Warrant (including Section 4.3 hereof), this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES. All notices, requests, demands and other communications to a party hereunder shall be in writing (including facsimile or similar electronic transmissions), shall refer specifically to this Warrant and shall be personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized overnight delivery service, in each case to the respective address specified on the signature page hereto (or such other address as may be specified in writing to the other party hereto). Any notice or communication given in conformity with this Section 10 shall be deemed to be effective when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission and one (1) day after deposit with a nationally recognized overnight delivery service.

12. AMENDMENTS AND WAIVERS. This Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the shares issuable upon exercise of outstanding Warrants issued pursuant to the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Holder (and of any securities into which this Warrant are exercised), and each future holder of all such securities and the Company.

13. HEADINGS. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware without regard to its conflict of law principles.

[Remainder of Page Intentionally Left Blank]

This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

HTG MOLECULAR DIAGNOSTICS, INC.

By:
Name:	Timothy B. Johnson
Title:	President and Chief Executive Officer

Address:	3430 East Global Loop
Tucson, AZ 85706

ACKNOWLEDGED AND AGREED:

[HOLDER]

By:
Name:
Title:

Address:

NOTICE OF EXERCISE

TO: HTG MOLECULAR DIAGNOSTICS, INC.

(1)   ☐   The undersigned hereby elects to purchase             shares of the Warrant Stock of HTG MOLECULAR DIAGNOSTICS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        ☐   The undersigned hereby elects to purchase             shares of the Warrant Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Warrant Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Warrant Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Warrant Stock other than in accordance with Section 4.3 of the Warrant.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.